Exhibit 10.4

FORM OF LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made as of May 3, 2016 by the undersigned person or entity (the “Restricted Holder”) in connection with the Merger (as defined below) and the Private Placement Offering (as defined below), and is being delivered to Valeritas Holdings, Inc. (formerly Cleaner Yoga Mat, Inc.), a Delaware corporation (the “Parent”), Wedbush Securities, Inc. (“Wedbush”), ROTH Capital Partners, LLC (“Roth”) and Katalyst Securities LLC (“Katalyst”, and collectively with Wedbush and Roth, the “Placement Agents”).

WHEREAS, pursuant to the transactions contemplated under that certain Agreement and Plan of Merger and Reorganization, dated as of May 3, 2016 (the “Merger Agreement”), by and among the Parent, Valeritas Acquisition Corp., a Delaware corporation (the “Acquisition Subsidiary”), and Valeritas, Inc., a Delaware corporation (the “Company”), the Acquisition Subsidiary will merge with and into the Company, with the Company remaining as the surviving entity after the merger as a wholly-owned subsidiary of the Parent, and the stockholders of the Company will receive shares of Parent Common Stock (as defined below) in exchange for their capital stock of the Company pursuant to the terms of the Merger Agreement (the “Merger”);

WHEREAS, simultaneously with the closing of the Merger, Parent will complete a private placement offering (the “Private Placement Offering”) of a minimum of 5,000,000 shares of common stock of the Parent, par value $0.001 per share (the “Parent Common Stock”), at a purchase price of $5.00 per share; and

WHEREAS, the Merger Agreement provides that, among other things, eighty percent (80%) of the shares of Parent Common Stock owned by the Restricted Holder and all securities owned by the Restricted Holder that are convertible into or exercisable or exchangeable for Parent Common Stock, in each case whether owned on the date of closing of the Merger or thereafter acquired, and whether owned beneficially or of record, including, without limitation, any shares of Parent Common Stock acquired pursuant to the Merger, but excluding any shares of Parent Common Stock purchased in the Private Placement Offering (collectively, the “Restricted Securities”), shall be subject to certain restrictions on Disposition (as defined herein), and the Restricted Holder will be subject to certain other restrictions relating to the Parent Common Stock, subject to certain conditions all as more fully set forth herein;

NOW, THEREFORE, as an inducement to and in consideration of the Parent’s agreement to enter into the Merger Agreement and proceed with the Merger and the Private Placement Offering and of the Placement Agent’s agreement to proceed with the Private Placement Offering, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Restrictions.

(a) “Restricted Period” means the period commencing on the closing date of the Merger until the date that is six (6) months after the closing date of the Merger; provided, however, that the Restricted Period shall terminate prior to such date upon the earlier of (a) the listing of the Parent Common Stock on the New York Stock Exchange, NYSE MKT or NASDAQ or (b) the closing of any underwritten public offering of the Parent’s securities for gross proceeds of at least $50 million, with the written approval of the lead underwriter of such offering.

(b) During the Restricted Period, the Restricted Holder will not, directly or indirectly: (i) offer, sell, assign, transfer, pledge, hypothecate, contract to sell, grant an option to purchase or otherwise dispose of, or announce the intention to so dispose of, any Restricted Securities or (ii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of any Restricted Securities (with the actions described in clause (i) or (ii) above being hereinafter referred to as a “Disposition”).

(c) In addition, during the period of twelve (12) months immediately following the closing date of the Merger, the Restricted Holder will not, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any shares of Parent Common Stock, whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to any shares of Parent Common Stock, borrow or pre-borrow any shares of Parent Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to shares of the Parent Common Stock or with respect to any security that includes, is convertible into or exercisable for or derives any significant part of its value from shares of the Parent Common Stock or otherwise seek to hedge the Restricted Holder’s position in the Parent Common Stock.

(d) Notwithstanding anything contained herein to the contrary, the restrictions set forth in Section 1(b) shall not apply to:

(i)	if the Restricted Holder is a natural person, any transfers made by the Restricted Holder (A) as a bona fide gift to any member of the immediate family (as defined below) of the Restricted Holder or to a trust the beneficiaries of which are exclusively the Restricted Holder or members of the Restricted Holder’s immediate family, (B) by will or intestate succession upon the death of the Restricted Holder or (C) as a bona fide gift to a charity or educational institution;

(ii)	if the Restricted Holder is a corporation, partnership, limited liability company or other business entity, any transfers to a charitable organization, or to any current or former stockholder, partner, manager, director, officer, employee or member of, or owner of a similar equity interest in, the Restricted Holder or its affiliates, as the case may be, if, in any such case, such transfer is not for value, including the subsequent transfer by any of the previously described transferees to a charitable organization;

(iii)	if the Restricted Holder is a corporation, partnership, limited liability company or other business entity, any transfer made by the Restricted Holder

(A)	in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the Restricted Holder’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the Restricted Holder’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement,

(B)	to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the Restricted Holder, or

(C)	to any investment fund or other entity that controls or manages the Restricted Holder (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the Restricted Holder or who shares a common investment advisor with the Restricted Holder) and such transfer is not for value;

(iv)	if the Restricted Holder is a trust, to a trustor or beneficiary of the trust and such transfer is not for value;

(v)	sales of Restricted Securities that have been acquired in open market transactions after the closing date of the Merger;

(vi)	any transfers of Restricted Securities to the Parent upon a vesting event or upon the exercise of options or warrants to purchase the Parent’s securities, in each case on a “cashless” or “net exercise” basis solely to cover tax withholding obligations of the Restricted Holder in connection with such vesting or exercise;

(vii)	any transfers of the Restricted Securities by operation of law, including pursuant to a domestic order or a negotiated divorce settlement;

(viii)	any transfers of the Restricted Securities to the Parent pursuant to agreements under which the Parent has the option to repurchase such Restricted Securities or the Parent has a right of first refusal with respect to transfers of such Restricted Securities;

(ix)	any transfers of the Restricted Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Restricted Securities involving a change of control of the Parent, provided that such transaction has been approved by the disinterested members of the Board of Directors of Parent;

(x)	the exercise of any right with respect to, or the taking of any other action in preparation for, a registration by the Parent of Restricted Securities; or

(xi)	the resale of shares of Parent Common Stock by the Restricted Holder in any secondary underwritten offering by the Parent of Parent equity securities registered under the Securities Act of 1933, as amended (the “Securities Act”).

provided, however, that

(A)	in the case of any transfer described in clause (i), (ii), (iii), (iv) or (vii) above, it shall be a condition to the transfer that the transferee executes and delivers to the Parent not later than one (1) business day prior to such transfer, a written agreement in substantially the form of this Agreement covering the transferred Restricted Securities for the balance of the Restricted Period (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Restricted Holder and not to the immediate family of the transferee) and otherwise reasonably satisfactory in form and substance to the Parent,

(B)	in the case of any transfer described in clause (i), (ii), (iii), (iv) or (v) above, such transfers are not required to be reported under Section 16 of the Exchange Act, and the Restricted Holder does not otherwise voluntarily effect any public filing or report regarding such transfers during the Restricted Period,

(C)	in the case of any transfer to the Parent described in clause (vi) above, (1) such transfers are not required to be reported under Section 16 of the Exchange Act, and the Restricted Holder does not otherwise voluntarily effect any public filing or report regarding such transfers during the first 30 days of the Restricted Period and (2) after such 30 days, any filing under Section 16 of the Exchange Act related to such transfer shall clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described in clause (vi) above, (b) no shares were sold by the reporting person and (c) any remaining shares received upon exercise of an option or a warrant (net of any shares transferred in connection with such “cashless” or “net exercise” to cover tax withholding obligations) or the remaining vested shares are subject to a written agreement with the Parent in substantially the form of this Agreement for the balance of the Restricted Period,

(D)	in the case of any transfer described in clause (ix) above, in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Restricted Securities owned by the Restricted Holder shall remain subject to the restrictions contained in this Agreement, and

(E)	in the case of clause (x) above, no actual transfer or other Disposition of the Restricted Holder’s Restricted Securities registered pursuant to the exercise of such rights under clause (x) shall occur during the Restricted Period.

For purposes of clause (ix), “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of the Parent’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Parent (or the surviving entity).

For purposes of this subsection (d), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

(e) Furthermore, during the Restricted Period, the Restricted Holder may exercise any rights to purchase, exchange or convert any stock options granted pursuant to the Parent’s equity incentive plans existing as of the date of the Merger or warrants or any other securities existing as of the date of the Merger, which securities are convertible into or exchangeable or exercisable for Parent Common Stock, if and only if the shares of Parent Common Stock received upon such exercise, purchase, exchange or conversion shall remain subject to the terms of this Agreement.

(f) In addition, the restrictions on transfer and disposition of the Restricted Securities during the Restricted Period shall not apply to the repurchase of Restricted Securities by the Parent in connection with the termination of the Restricted Holder’s employment or other service with the Parent or any of its subsidiaries.

(g) Notwithstanding anything herein to the contrary, nothing herein shall prevent the Restricted Holder from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) or from amending an existing 10b5-1 Trading Plan so long as there are no sales or other Dispositions of Restricted Securities under such plans during the Restricted Period; and provided that no public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the Restricted Holder or the Parent during the Restricted Period regarding the establishment of a 10b5-1 Trading Plan or the amendment of a 10b5-1 Trading Plan.

2.	Legends; Stop Transfer Instructions.

The Restricted Holder hereby consents to the placing of legends or the entry of stop transfer instructions with the Parent’s transfer agent and registrar against the transfer of the Restricted Securities, except in compliance with this Agreement.

3.	Miscellaneous.

(a) Specific Performance. The Restricted Holder agrees that in the event of any breach or threatened breach by the Restricted Holder of any covenant, obligation or other provision contained in this Agreement, then each of the Placement Agents and the Parent shall be entitled (in addition to any other remedy that may be available to the Parent) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach. The Restricted Holder further agrees that none of the Placement Agents, the Parent, nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3, and the Restricted Holder irrevocably waives any right that he, she, or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b) Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of the Parent under the Merger Agreement, or any of the rights or remedies of the Placement Agents or the Parent or any of the obligations of the Restricted Holder under any other agreement between the Restricted Holder, the Placement Agents and/or the Parent or any certificate or instrument executed by the Restricted Holder in favor of any of the Placement Agents or the Parent; and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Placement Agents or the Parent or

(c) any of the obligations of the Restricted Holder under this Agreement.

(d) Notices. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing and will be deemed given to a party on (a) the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York, New York, time, on a business day, or the next business day after the date of transmission, if such notice or communication is delivered on a day that is not a business day or later than 5:00 P.M., New York, New York, time, on any business day; (c) the date received or rejected by the addressee, if sent by certified mail, return receipt requested; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the party at the address, facsimile number, or email address furnished by the such party,

If to the Parent:

Valeritas Holdings, Inc

750 Route 202 South, Suite 600

Bridgewater, New Jersey 08807

Main: 908-927-9920

Attn: John Timberlake, CEO

Facsimile: 908-927-9927

Email: jtimberlake@valeritas.com

If to Wedbush or Roth:

Wedbush Securities Inc.

Two Embarcadero Center,

Suite 600

San Francisco, CA 94111

Attn: Equity Capital Markets

ROTH Capital Partners, LLC

888 San Clemente

Suite 400

Newport Beach, CA 92660

Attn: Michael Margolis, R.Ph., Managing

Director

If to Katalyst:

Katalyst Securities LLC

1330 Avenue of the Americas, 14th

Floor New York, NY 10019

Attn: Michael Silverman, Managing

Director

With a copy (which copy shall not constitute notice hereunder) to:

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, New Jersey 08540-6241

Main: 609-919-6600

Attn: Emilio Ragosa

Facsimile: 609-919-6701

Email: emilio.ragosa@morganlewis.com

With a copy (which copy shall not constitute notice hereunder) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attn: William C. Hicks, Esq.

With a copy (which copy shall not constitute notice hereunder) to:

Barbara J. Glenns, Esq.

Law Office of Barbara J. Glenns, Esq.

30 Waterside Plaza, Suite 25G

New York, NY 10010

If to the Restricted Holder:

To the address set forth on the signature

page hereto.

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(e) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

(g) Waiver; Termination. No failure on the part of the Placement Agents or the Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Placement Agents or the Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. None of the Placement Agents nor The Parent shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of each of the Placement Agents or the Parent, as applicable; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Merger Agreement is terminated, this Agreement shall thereupon terminate.

(h) Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(i) Further Assurances. The Restricted Holder hereby represents and warrants to each of the Placement Agents and the Parent that the Restricted Holder has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the Restricted Holder is not a natural person), executed and delivered by the Restricted Holder and is a valid and binding agreement of the Restricted Holder.

(j) Entire Agreement. This Agreement sets forth the entire understanding of the Placement Agents, the Parent and the Restricted Holder relating to the subject matter hereof and supersedes all other prior agreements and understandings between the Parent and the Restricted Holder relating to the subject matter hereof.

(k) Non-Exclusivity. The rights and remedies of each of the Placement Agents and the Parent hereunder are not exclusive of or limited by any other rights or remedies which the Placement Agents or the Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

(l) Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the parties hereto.

(m) Binding Nature. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the Restricted Holder (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the Restricted Holder.

(n) Survival. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first set forth above.

RESTRICTED HOLDER:

If an individual:	If an entity:
Print Name of Entity:

Sign:
Print Name:
By (sign):
Print Name:
Signature (if Joint Tenants or Tenants in Common)	Print Title:

Address:

[Signature Page to the Lock-Up Agreement]